                                                                     EXHIBIT 4.4


                                  $200,000,000

                            CALLON PETROLEUM COMPANY

                           9.75% SENIOR NOTES DUE 2010


                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                                  March 15, 2004


Holders of Callon Petroleum Company's
9.75% Senior Notes due 2010


Ladies and Gentlemen:

         Callon Petroleum Company, a Delaware corporation (the "COMPANY"), is issuing and selling to you, upon the terms set forth in the Exchange Agreement, dated January 30, 2004, $200,000,000 aggregate principal amount of its 9.75% Senior Notes due 2010 (each, a "SECURITY" and collectively, the "SECURITIES"). As an inducement to you to enter into the Exchange Agreement, the Company agrees with each of you, as follows:

         SECTION 1 DEFINITIONS. Capitalized terms used herein without definition and defined in the Exchange Agreement shall have the respective meanings ascribed to them in the Exchange Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "ADDITIONAL INTEREST" shall have the meaning set forth in Section 4(a).

         "ADVICE" shall have the meaning set forth in Section 6(t).

         "AGREEMENT" shall mean this Exchange and Registration Rights Agreement, dated as of the Closing Date, among the Company and the persons who receive the Initial Securities in the Initial Exchange Offer.

         "BUSINESS DAY" shall mean a day other than a day on which commercial banks are authorized or required to close in Texas or New York.

         "CLOSING DATE" shall mean March 15, 2004.

         "COMPANY" shall have the meaning set forth in the introductory paragraph to this Agreement.

         "DAY" shall mean, unless otherwise expressly provided, a calendar day.

         "EFFECTIVENESS DATE" shall mean the 180th day after the Issue Date.

         "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section
3(a).

         "EVENT DATE" shall have the meaning set forth in Section 4(b).

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE SECURITIES" shall mean the Senior Notes due 2010 of the Company, substantially identical in all material respects to the Securities (including the guarantees endorsed thereon, except for references to transfer restrictions and interest rate increases) issued under the Indenture.

         "EXCHANGE OFFER" shall have the meaning set forth in Section 2(a).

         "EXCHANGE REGISTRATION STATEMENT" shall have the meaning set forth in
Section 2(a).

         "FILING DATE" shall mean the 90th day after the Issue Date.

         "HOLDER" shall mean a holder of Registrable Securities.

         "HOLDER INFORMATION" shall have the meaning set forth in Section 3(a).

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 8(c).

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section 8(c).

         "INDENTURE" shall mean the Indenture, dated the Issue Date, among the Company, the Subsidiary Guarantors, and American Stock Transfer and Trust Company, as trustee, pursuant to which the Securities and Exchange Securities are issued.

         "INSPECTORS" shall have the meaning set froth in Section 6(n).

         "ISSUE DATE" shall mean March 15, 2004.

         "LOSSES" shall have the meaning set forth in Section 8(a).

         "MAXIMUM CONTRIBUTION" shall have the meaning set forth in Section
8(d).

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "PERSON" shall mean any individual, corporation, company, association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "PROSPECTUS" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "RECORDS" shall have the meaning set forth in Section 6(n).

         "REGISTRABLE SECURITIES" shall mean each Security until (i) the date on which such Security has been exchanged for an Exchange Security in the Exchange Offer, (ii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or may be distributed to the public pursuant to Rule 144(k) under the Securities Act.

         "REGISTRATION DEFAULT" shall mean the occurrence of any of the events set forth in Section 4(a).

         "REGISTRATION STATEMENT" shall mean any registration statement of the Company filed with the SEC under the Securities Act (including, but not limited to, the Exchange Registration Statement, the Shelf Registration Statement) that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

         "RULE 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         "RULE 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

         "RULE 415" shall mean Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHELF NOTICE" shall have the meaning set forth in Section 2(h).

         "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in
Section 3(a).

         "SUBSIDIARY GUARANTOR" shall mean each Subsidiary Guarantor and each future subsidiary of the Company that guarantees the obligations of the Company under the Securities and the Indenture.

         "TIA" shall mean the Trust Indenture Act of 1939, as amended.

         "TRUSTEE" shall mean the trustee under the Indenture.

         "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         SECTION 2  EXCHANGE OFFER.

         (a) The Company shall (and shall cause each Subsidiary Guarantor with respect to its guarantee) to (i) prepare and file with the SEC no later than the Filing Date, a registration statement (the "EXCHANGE REGISTRATION STATEMENT") on an appropriate form under the Securities Act with respect to an offer (the "EXCHANGE OFFER") to the Holders of Registrable Securities to issue and deliver to such Holders, in exchange for the Securities issued under the Indenture, a like principal amount of Exchange Securities issued under the Indenture, (ii) use reasonable best efforts to cause the Exchange Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than September 30, 2004, (iii) keep the Exchange Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms and (iv) unless the Exchange Offer would not be permitted by a policy of the SEC, commence the Exchange Offer and use its reasonable best efforts to issue on or prior to 45 days after the date on which the Exchange Registration Statement is declared effective, Exchange Securities in exchange for all Securities issued under the Indenture and validly tendered and not withdrawn prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

         (b) The Exchange Securities shall be issued under and entitled to the benefits of the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA).

         (c) Interest on the Exchange Securities will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or (ii) if the Security is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, such interest payment date; or (B) if no interest has been paid on the Securities, from the Issue Date. Each Exchange Security shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Securities from time to time during such period.

         (d) The Company may require each Holder, as a condition to participation in the Exchange Offer, to represent (i) that any Exchange Securities received by it will be acquired in the ordinary course of its business, (ii) that, at the time of the commencement and consummation of the Exchange Offer, such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, and (iii) that if such Holder is an affiliate of the Company within the meaning of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

         (e) In connection with the Exchange Offer, the Company shall:

                  (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

                  (3) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

                  (4) otherwise comply in all material respects with all applicable laws.

         (f) As soon as practicable after the close of the Exchange Offer the Company shall:

                  (1) accept for exchange all Registrable Securities validly tendered pursuant to the Exchange Offer and not validly withdrawn;

                  (2) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

                  (3) cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Securities, Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

         (g) The Exchange Securities will be issued under the Indenture which will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the

Indenture and that the Exchange Securities and the Securities, if any, will be deemed one class of security (subject to the provisions of the Indenture).

         (h) If, (1) any change in law or in currently prevailing interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer as contemplated by this Section 2 or (2) the Exchange Offer is not consummated within 45 days after the Effectiveness Date for any reason, then the Company (and any then existing Subsidiary Guarantor) shall promptly deliver to the Holders and the Trustee written notice thereof (the "SHELF NOTICE") and shall file a Shelf Registration Statement pursuant to Section 3.

         SECTION 3. SHELF REGISTRATION STATEMENT. If a Shelf Notice is delivered pursuant to Section 2(h),

         (a) Shelf Registration Statement. The Company shall, as promptly as practicable after the date of the Shelf Notice, file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "SHELF REGISTRATION STATEMENT"). If the Company (and any then existing Subsidiary Guarantor) has not yet filed an Exchange Registration Statement, the Company shall file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC the Shelf Registration Statement on or prior to the Filing Date and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date. Otherwise, the Company shall use its reasonable best efforts to file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC the Shelf Registration Statement within 30 days of the delivery of the Shelf Notice and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 90 days after delivery of the Shelf Notice). The Shelf Registration Statement shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more Underwritten Offerings). No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company and the Trustee in writing, after receipt of a written request therefor, such information ("HOLDER INFORMATION") as the Company and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until (i) the date which is two years from the Issue Date (the "EFFECTIVENESS PERIOD"), or (ii) such shorter period ending when all Registrable Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement.

         (b) Supplements and Amendments. The Company shall promptly supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Shelf Registration Statement or by any underwriter of such Registrable Securities. In addition, the Company shall, within 10 Business Days after a Holder whose Registrable Securities were not included in a Shelf Registration Statement due to a failure to provide Holder Information provides such Holder Information, supplement or amend, as may be required, any Shelf Registration Statement to include such Holder's Registrable Securities in the Shelf Registration Statement.

         SECTION 4.  ADDITIONAL INTEREST.

         (a) The Company acknowledges and agrees that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay additional cash interest on the Securities ("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

                  (1) if, neither the Exchange Registration Statement nor the Shelf Registration Statement is filed with the SEC on or prior to the Filing Date;

                  (2) if the Company does not use its reasonable best efforts to cause any Exchange Registration Statement or the Shelf Registration Statement filed by it to be declared effective by the SEC by 180 days after the Issue Date;

                  (3) if, neither the Exchange Registration Statement nor a Shelf Registration Statement is declared effective by the SEC on or prior to the September 30, 2004;

                  (4) if applicable, if the Exchange Registration Statement has been declared effective and the Company does not use its reasonable best efforts to keep the Exchange Registration Statement effective until the completion of the Exchange Offer contemplated thereby; or

                  (5) if applicable, if the Shelf Registration Statement has been declared effective and the Company does not use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act, subject to the Company's right to impose commercially reasonable trading blackouts until such time as there are no longer any Registrable Securities covered thereby, then, in each case, Additional Interest shall accrue on the principal amount at maturity thereof at a rate of 0.25% per annum following such Registration Default and shall accrue to and including the date on which such Registration Default is cured; provided that (A) upon the filing of the Exchange Registration Statement or a Shelf Registration Statement (in the case of clause (1) above),
(B) upon the effectiveness of the Exchange Registration Statement or a Shelf Registration Statement (in the case of clauses (2) and (3) above), or (C) upon the effectiveness of the Exchange Registration Statement or Shelf Registration Statement, as applicable, which had ceased to remain effective (in the case of clauses (4) and (5) above), Additional Interest on the Securities as a result of such clause shall cease to accrue.

         (b) The Company shall notify the Trustee within 3 Business Days after each and every date on which a Registration Default occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Any amounts of Additional Interest due pursuant to clause (a) of this Section 4 will be payable in cash, on the same original interest payment dates as ordinary interest on the Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

         SECTION 5. HOLD-BACK AGREEMENTS. The Company agrees that it will not effect any public or private sale or distribution (including a sale pursuant to Regulation D under the Securities Act) of any securities the same as or substantially similar to those covered by a Registration Statement filed pursuant to Section 2 or 3 hereof (other than Securities issued under the Indenture), or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during the 90-day period beginning on, the effective date of any Registration Statement filed pursuant to Sections 2 and 3 hereof unless the Holders of a majority in the aggregate principal amount of the Registrable Securities to be included in such Registration Statement consent, if the managing underwriter thereof so requests in writing.

         SECTION 6. REGISTRATION PROCEDURES. In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Company shall effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall:

                  (a) Prepare and file with the SEC on or prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by Section 2(h)(1), a Shelf Registration Statement as prescribed by Section 3, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration Statement is filed pursuant to Section 3 before filing the Registration Statement or Prospectus or any amendments or supplements thereto the Company shall, if requested, furnish to and afford the Holders of the Registrable Securities to be registered pursuant to such Shelf Registration Statement a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least 5 Business Days prior to such filing). The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without the Holders being afforded an opportunity to review such documentation if the holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object in writing.

                  (b) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture to be qualified under the TIA not later than the effective date of the Registration Statement; and in connection therewith, to effect such changes to such Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner.

                  (c) Prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended. The Company shall not, during the Effectiveness Period, voluntarily take any action that would result in selling Holders of the Registrable Securities covered by a Registration Statement not being able to sell such Registrable Securities during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

                  (d) Furnish to such selling Holders who so request in writing
         (1) upon the Company's receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective (2) such reasonable number of copies of the Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (3) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (4) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request in writing. The Company hereby consents to the use of the Prospectus by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment thereto.

                  (e) If a Shelf Registration Statement is filed pursuant to
         Section 3, the Company shall notify in writing the selling Holders of Registrable Securities promptly (but in any event within 2 Business
         Days) (1) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (2) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (3) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by
         Section 6(m) hereof cease to be true and correct, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (5) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (6) of any reasonable determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

                  (f) Use reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

                  (g) If a Shelf Registration Statement is filed pursuant to
         Section 3, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information or revisions to information therein relating to underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplements or post-effective amendment.

                  (h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or any managing underwriter or underwriters, if any, reasonably request in writing; provided that where Registrable Securities are offered other than through an Underwritten Offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 6(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that neither the Company nor any existing Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

                  (i) If a Shelf Registration Statement is filed pursuant to
         Section 3, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request in writing.

                  (j) Use commercially reasonable efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Securities, except as may be required as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that neither the Company nor any existing Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

                  (k) If a Shelf Registration Statement is filed pursuant to
         Section 3, upon the occurrence of any event contemplated by paragraph 6(e)(5) or 6(e)(6) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) Prior to the initial issuance of the Exchange Securities,
         (1) provide the Trustee with one or more certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (2) provide a CUSIP number for the Exchange Securities.

                  (m) If a Shelf Registration Statement is filed pursuant to
         Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Securities, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (2) obtain an opinion of counsel to the Company and updates thereof (which opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Securities being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Company requested in underwritten offerings of debt securities similar to the Securities, as may be appropriate in the circumstances; (3) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Securities, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters; and (4) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Securities being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (1) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company.

                  (n) If a Shelf Registration Statement is filed pursuant to
         Section 3, make available for inspection by any selling Holder of such Registrable Securities being sold and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement. Prior to being granted access to any Records, each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (2) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (3) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (4) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder. Each selling Holder of such Registrable Securities will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Inspector and each selling Holder of such Registrable Securities will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and, to the extent practicable, use its best efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

                  (o) Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company with regard to any applicable Registration Statement earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (2) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (p) Upon consummation of an Exchange Offer, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders participating in the

         Exchange Offer to the effect that (1) the Company and the existing Subsidiary Guarantors have duly authorized, executed and delivered the Exchange Securities and the Indenture, and (2) the Exchange Securities and the Indenture constitute legal, valid and binding obligations of the Company and the existing Subsidiary Guarantors, enforceable against the Company and the existing Subsidiary Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions.

                  (q) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

                  (r) Use reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                  (s) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing. The Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 10 Days) after receiving such request. Each seller of Registrable Securities as to which any registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

                  (t) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities to be sold by such Holder that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(e)(2), 6(e)(4), 6(e)(5), or 6(e)(6), such Holder will forthwith discontinue disposition of such Registrable Securities covered by a Registration Statement and forthwith discontinue dissemination of such Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of the receipt of such notice.

         SECTION 7.  REGISTRATION EXPENSES.

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company, other than underwriting discounts and commissions, shall be borne by the Company, whether or not the Exchange Offer or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (1) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with any Underwritten Offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 6(h) hereof, (2) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement, (3) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (4) fees and disbursements of counsel for the Company, (5) fees and disbursements of all independent certified public accountants referred to in
Section 6 (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (6) rating agency fees, (7) Securities Act liability insurance, if the Company desires such insurance, (8) fees and expenses of all other Persons retained by the Company,
(9) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (10) the expense of any annual audit, (11) the fees and expenses of the Trustee and the Exchange Agent and (12) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

         (b) The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Securities in exchange for the Securities; provided that the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Security in a name other than that of the Holder of the Security in respect of which such Exchange Security is being issued.

         SECTION 8.  INDEMNIFICATION.

         (a) Indemnification by the Company. The Company and the Subsidiary Guarantors, jointly and severally agree to, without limitation as to time, indemnify and hold harmless each Holder of Registrable Securities and Exchange Securities, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange
Act) and the officers, directors and partners of each such Holder and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees as provided in this Section 8) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "LOSSES"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder and furnished in writing to the Company (or reviewed and approved in writing) by such Holder or their counsel expressly for use therein; provided, however, that the Company and the Subsidiary Guarantors will not be liable to any Indemnified Party (as defined below) under this Section 8 to the extent Losses were caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Securities which are the subject thereof from such Indemnified Party and (iii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 6 of this Agreement. The Company and the Subsidiary Guarantors shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.

         (b) Indemnification by Holder. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall, without limitation as to time, indemnify and hold harmless the Company, the Subsidiary Guarantors, their respective officers, directors, managers and partners and each Person, if any, who controls the Company or any such Person (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such Losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Company expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought

(the "INDEMNIFYING PARTY" or "INDEMNIFYING PARTIES", as applicable) in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

         The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnifying Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or
(2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

         No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

         (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "MAXIMUM CONTRIBUTION AMOUNT" shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Securities over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         SECTION 9. RULES 144 AND 144A. The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

         SECTION 10. UNDERWRITTEN REGISTRATIONS OF REGISTRABLE SECURITIES. If any of the Registrable Securities covered by any Shelf Registration Statement is to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Company.

         No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         SECTION 11.  MISCELLANEOUS.

         (a) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof.

         (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities; provided, however, that Section 8 and this Section 12(b) may not be amended, modified or supplemented without the prior written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of other Registrable Securities may be given by Holders of at least a majority in aggregate principal of the Registrable Securities being tendered or being sold by such Holders pursuant to such Registration Statement.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

         if to a Holder of Securities, at the most current address of such Holder set forth on the records of the registrar of the Securities if to the Company, as follows:

         Callon Petroleum Company
         200 North Canal Street
         Natchez, MI  39120
         Facsimile No.:  (601) 466-1374
         Attention:  John S. Weatherly, Chief Financial Officer

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the United States mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in the Indenture. Any party may change the address to which notices and communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities. If any Subsidiary Guarantor is subsequently released from its obligations under the Indenture in accordance with the terms thereof, then such Subsidiary Guarantor shall be released automatically from its obligations hereunder.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE

AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (i) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (j) Third Party Beneficiaries. Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

         (k) Entire Agreement. This Agreement, together with the Exchange Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the parties or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

         (l) Execution of this Agreement. By executing a counterpart of the Exchange Agreement, each Holder of Securities shall be deemed to have executed a counterpart of this Agreement, and shall be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


CALLON PETROLEUM COMPANY


By: /s/ Fred L. Callon
   -----------------------------------------
Name:  Fred L. Callon
Title:  President and Chief Executive Officer

CALLON PETROLEUM OPERATING COMPANY


By: /s/ Fred L. Callon
   -----------------------------------------
Name:  Fred L. Callon
Title:  President and Chief Executive Officer


CALLON OFFSHORE PRODUCTION, INC.


By: /s/ Robert A. Mayfield
   -----------------------------------------
Name: Robert A. Mayfield
Title:  Corporate Secretary


MISSISSIPPI MARKETING, INC.


By: /s/ Robert A. Mayfield
   -----------------------------------------
Name: Robert A. Mayfield
Title:  Corporate Secretary


The Holders of the Securities have executed this agreement by executing a counterpart of the Exchange Agreement.




                                                   REGISTRATION RIGHTS AGREEMENT